Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Turtle Beach Corporation

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2023, except for Note 10 as to which the date is March 17, 2025, relating to the consolidated financial statements and schedule, which appears in the Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ BDO USA, P.C.

New York, New York

August 12, 2025